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Exhibit 5.1

[Letterhead of Willkie Farr & Gallagher LLP]

June 1, 2009

Take-Two Interactive Software, Inc.
622 Broadway
New York, New York 10012

Ladies and Gentlemen:

        We have acted as counsel to Take-Two Interactive Software, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 to which this opinion is filed as an exhibit (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the sale by the Company from time to time of an aggregate amount of up to $138,000,000 of (i) common stock, par value $.01 per share (the "Common Stock"), of the Company and (ii) debt securities (the "Debt Securities") of the Company.

        Debt Securities in an amount up to $138,000,000 (the "Securities") are being issued pursuant to an indenture (the "Indenture") and a supplemental indenture relating to the Securities (the "Supplemental Indenture") to be entered into between the Company and The Bank of New York Mellon, as trustee (the "Trustee").

        We have examined copies of the Restated Certificate of Incorporation, as amended to the date hereof (the "Restated Certificate of Incorporation"), and By-laws of the Company, as amended to the date hereof (the "By-laws"), the Indenture, to be supplemented by the Supplemental Indenture, the Registration Statement and such other documents, records, papers, statutes and authorities as we have deemed necessary to form a basis for the opinions hereinafter expressed. In addition, our opinion in paragraph (1) below that the Company is validly existing as a corporation in good standing under the laws of the State of Delaware is based solely upon our review of a Certificate of Good Standing issued by the Secretary of State of Delaware.

        In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

        In connection with the opinions expressed below, we have assumed that, at or prior to the time of the delivery of the Securities, (i) each party to any document entered into connection with the issuance or delivery of the Securities other than the Company shall have the power, corporate or other, to enter into and perform all obligations in accordance with the documents to be executed by such parties and we have also assumed that upon the execution and delivery by such parties of such documents that such documents shall constitute valid and binding obligations of such parties; (ii) the Registration Statement shall be effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of the Securities.

        Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

  1.
  The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

  2.
  When (i) the Indenture, as supplemented by the Supplemental Indenture, has been duly authorized, executed and delivered by the Trustee and the Company and (ii) the Securities have been executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and the prospectus supplement relating to the Securities, and in accordance with the Indenture and the underwriting agreement relating to the Securities, the Securities will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles relating to enforceability, and will be entitled to the benefits of the Indenture, as supplemented by the Supplemental Indenture.

  3.
  When shares of Common Stock to be issued upon conversion of the Securities are issued, delivered and paid for, such shares of Common Stock will be validly issued, fully paid and non-assessable.

        The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other country, state or jurisdiction.

        This opinion is limited to matters expressly set forth herein and no opinion is to be implied or may be inferred beyond the matters expressly stated herein.

        The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions after the date hereof.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Registration Statement and in the related prospectus or any supplemental prospectus thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ WILLKIE FARR & GALLAGHER LLP

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  Exhibit 5.1